Exhibit 10.52

REVOLVING CREDIT AGREEMENT

Revolving	San Diego, California	October 29, 2009

For value received, receipt of which is acknowledged, DotVN, Inc., a Delaware corporation, (“Maker”) promises to pay to Hue Tran Johnson, San Diego, California, (“Payee”), or order, at such place as Payee may designate, the cumulative sum advanced under this revolving credit agreement net of any repayments, plus interest at the rate of ten percent (10%) per annum, on or before January 29, 2010 (the “Due Date”).

If action be instituted on this note, Maker promises to pay such sum as the Court may fix as attorneys fees.

This note will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Maker and Payee.

IN WITNESS THERETO, Maker has affixed its signature by a duly authorized officer under the seal of this corporation.

DOT VN, INC.

/s/	Thomas Johnson
By:	Thomas Johnson
Its:	CEO

Date	Location	Funds (USD) Advanced

29 October 2009	San Diego, CA, USA	$10,000

REVOLVING CREDIT AGREEMENT